                                                                                            Exhibit 16.1

November 16, 2006

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:    New World Brands, Inc.
          File Reference No. 033-91432

We were previously the independent registered public accounting firm for New World Brands, Inc. and under the date of August 16, 2006 we reported on the consolidated financial statements of New World Brands, Inc. and Subsidiary. as of May 31, 2006 and for the years ended May 31, 2006 and 2005.

On November 16, 2006, we were dismissed as the independent registered public accounting firm. We have read New World Brands, Inc.’s statements included in Item 5 as it pertains to Salberg & Company, P.A. on the Form 10-QSB for the quarterly period ended September 30, 2006 of New World Brand, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements.

Very truly yours,
SALBERG & COMPANY, P.A.

/s/ Scott D. Salberg

Scott D. Salberg, CPA, CVA
For the Firm